UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 6, 2007
Odyssey Re Holdings Corp.
(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-16535 Commission File Number	52-2301683 (I.R.S. Employer Identification Number)

Odyssey Re Holdings Corp.
300 First Stamford Place, Stamford, Connecticut 06902
(203) 977-8000
(Address of principal executive offices and telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
EXHIBIT INDEX
SIGNATURE
EX-3.2

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 6, 2007, the Board of Directors of Odyssey Re Holdings Corp. (the “Registrant”) approved and adopted the amendment and restatement of the Registrant’s Bylaws (the “Bylaws”).
The Registrant amended and restated the Bylaws to comply with a recent amendment to the New York Stock Exchange (“NYSE”) rules that requires the securities of all NYSE listed companies to be eligible to participate in the Direct Registration System (“DRS”). DRS is a system administered by The Depository Trust Company, which allows an investor’s ownership to be recorded and maintained on the books of the issuer or the transfer agent without the issuance of a physical stock certificate.
The text of the amendment, which amends Article VIII, Section 8.5(b) to the Bylaws, is as follows:
“Notwithstanding the provisions of Section 8.5(a) of this Article VIII, the corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, provided the use of such system by the corporation is permitted in accordance with applicable law.”
The Registrant also amended Article V of the Bylaws to make certain non-material changes to Article V (“Officers”) thereto.

EXHIBIT INDEX

Exhibit	Description
3.2	Amended and Restated By-Laws of Odyssey Re Holdings Corp.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:  December  10, 2007

ODYSSEY RE HOLDINGS CORP.
By:	/s/ Donald L. Smith
	Name:	Donald L. Smith
	Title:	Senior Vice President, General Counsel and Corporate Secretary